ADOPTION AGREEMENT
--------------------------------------------------------------------------------

                                                               For Mt. Troy Bank
                              Employees' Savings & Profit Sharing Plan and Trust
                                                                  Client No. C16





                                                                        Pentegra

                               ADOPTION AGREEMENT
                                       FOR
                                  Mt. Troy Bank
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST




Name of Employer:      Mt. Troy Bank
                       ---------------------------------------------------------

Address:               2000 Mt. Troy Road, Pittsburgh, PA 15212
                       ---------------------------------------------------------

Telephone Number:      (412) 332-6107
                       ---------------------------------------------------------

Contact Person:        Mr. Robert Kastan, Corporate Treasurer
                       ---------------------------------------------------------

Name of Plan:          Mt. Troy Bank Employees Savings & Profit Sharing Plan and
                       ---------------------------------------------------------
                       Trust
                       ---------------------------------------------------------




THIS ADOPTION AGREEMENT, upon execution by the Employer and the Trustee, and subsequent approval by a duly authorized representative of Pentegra Services, Inc. (the "Sponsor"), together with the Sponsor's Employees' Savings & Profit Sharing Plan and Trust Agreement (the "Agreement"), shall constitute the Mt. Troy Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The terms and provisions of the Agreement are hereby incorporated herein by this reference; provided, however, that if there is any conflict between the Adoption Agreement and the Agreement, this Adoption Agreement shall control.

The elections hereinafter made by the Employer in this Adoption Agreement may be changed by the Employer from time to time by written instrument executed by a duly authorized representative thereof; but if any other provision hereof or any provision of the Agreement is changed by the Employer other than to satisfy the requirements of Section 415 or 416 of the Internal Revenue Code of 1986, as amended (the "Code"), because of the required aggregation of multiple plans, or if as a result of any change by the Employer the Plan fails to obtain or retain its tax-qualified status under Section 401(a) of the Code, the Employer shall be deemed to have amended the Plan evidenced hereby and by the Agreement into an individually designed plan, in which event the Sponsor shall thereafter have no further responsibility for the tax-qualified status of the Plan. However, the Sponsor may amend any term, provision or definition of this Adoption Agreement or the Agreement in such manner as the Sponsor may deem necessary or advisable from time to time and the Employer and the Trustee, by execution hereof, acknowledge and consent thereto. Notwithstanding the foregoing, no amendment of this Adoption Agreement or of the Agreement shall increase the duties or responsibilities of the Trustee without the written consent thereof.

    I.     Effect of Execution of Adoption Agreement

           The Employer, upon execution of this Adoption Agreement by a duly authorized representative thereof, (choose 1 or 2):

           1.   _____  Establishes as a new plan the Mt. Troy Bank Employees'
                       Savings & Profit Sharing Plan and Trust, effective ___________________, 200___ (the "Effective Date").

           2. X Amends its existing defined contribution plan and trust ----- Mt. Troy Savings Bank, FSB Employees' Savings & Profit
                       ---------------------------------------------------------
                       Sharing  Plan & Trust  dated  February  1,  2002,  in its
                       ---------------------         ------------------
                       entirety  into the Mt.  Troy  Bank  Employees'  Savings &
                       Profit Sharing Plan and Trust,  effective  April 1, 2002,
                                                                  -------------
                       except as otherwise  provided  herein or in the Agreement
                       (the "Effective Date").

   II.     Definitions

           A. "Compliance Testing Method" means the prior year testing method unless the Employer elects to use current year testing for determining the actual deferral percentages and actual contribution percentages by checking this line ________.

           Note:Whichever testing method is selected (prior year testing or current year testing), it must apply to both the actual deferral percentage test and the actual contribution percentage test.

           B.   Employer

                1.     "Employer," for purposes of the Plan, shall mean:
                                           Mt. Troy Bank
                        --------------------------------------------------------

                2.     The Employer is (indicate whichever may apply):

                       (a)  _____ A member of a controlled group of corporations
                                  under Section 414(b) of the Code.

                       (b)        A  member  of a group of entities under common
                            _____  control under Section 414(c) of the Code.

                       (c)        A  member of an affiliated service group under
                            _____ Section 414(m) of the Code.

                       (d)        A corporation.
                            _____

                       (e)        A sole proprietorship or partnership.
                            _____

                       (f)        A Subchapter S corporation.
                            _____

                       (g)  _____ Other ________________________________________

                3.     Employer's Taxable Year Ends on     12/31               .
                                                        ------------------------

                4.     Employer's Federal Taxpayer Identification Number is
                       25-0679320
                       ----------

                5.     The Plan Number for the Plan is (enter 3-digit number)
                       003.
                       ---

           C.   "Entry Date" means the first day of the (choose 1 or 2):

                1.      X   Calendar month coinciding with or next following the
                      ----- date the Employee satisfies the Eligibility
                            requirements described in Section III.

                2.    _____ Calendar  quarter  (January  1,  April  1,  July  1,
                            October 1) coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section III.

                D.    "Limitation Year" means the twelve (12) consecutive  month period ending on __________________ (month/day).
                       Note: If no 12 month period is selected, the Limitation Year shall be the Plan Year.

           E. "Member" means an Employee enrolled in the membership of the Plan.

           F.   "Normal Retirement Age" means (choose 1 or 2):

                1.          Attainment of age  62  (select an age not less than
                      -----                   ----
                             55 and not greater than 65).

                2.      X   Later of: (i) attainment of age 65 or (ii) the fifth
                      ----- anniversary of the date the Member commenced
                            participation in the Plan.

           G. "Normal Retirement Date" means the first day of the first calendar month coincident with or next following the date upon which a Member attains his or her Normal Retirement Age.

           H.   "Plan Year" means  the  twelve (12) consecutive   month   period
                ending on January 1 (month/day).
                          ---------

           I. "Salary" for benefit purposes under the Plan means (choose 1, 2 or 3):

                1.      X   Total taxable compensation as reported on Form W-2
                      ----- (exclusive of any compensation deferred from a prior year).

                2.    _____ Basic Salary only.

                3.    _____ Basic Salary plus one or more of the following (if 3 is chosen, then choose (a) or (b), and/or (c) or
                            (d), whichever shall apply):

                            (a)   _____ Commissions not in excess of $__________

                            (b)   _____ Commissions to the extent that Basic
                                        Salary plus Commissions do not exceed
                                        $___________

                            (c)   _____ Overtime

                            (d)   _____ Overtime and bonuses

               Note: Member pre-tax contributions to a Section 401(k) plan are always included in Plan Salary.


  III.    Salary Adjustment

          A.   Cafeteria Plan (Section 125) Salary Adjustment.
               Member pre-tax contributions to a Code Section 125 cafeteria plan are to be included in Plan Salary, unless the Employer elects to exclude such amounts by checking this line ____.

          B.   Transportation Fringe Benefit (Section 132(f)) Adjustment.

               Member pre-tax contributions for qualified transportation fringe benefits under Code Section 132(f) are to be included in Plan Salary, unless the Employer elects to exclude such amounts by checking this line ____.

  IV.     Highly Compensated Employee Elections

          A.   Top Paid Group Election:

               In determining who is a Highly Compensated Employee, the Employer makes the Top Paid Group election by checking this line ____. The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or the look- back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group (i.e., the top 20% of Employees ranked on the basis of compensation paid by the Employer) for the look- back year.

          B.   Calendar Year Data Election:

               For determining which Employees are Highly Compensated Employees, the look-back year will be the 12 month period immediately preceding the determination year, except that, for non-calendar
                                                                    ------------
               year plans,  the look-back  year will be the calendar year ending
               ----
               within the Plan Year by checking this line ____.

    V.    Eligibility Requirements

          A. All Employees shall be eligible to participate in the Plan in accordance with the provisions of Article II of the Plan, except the following Employees shall be excluded (choose whichever shall apply):

               1.      X   Employees who have not attained age   21
                     -----                                     -------
                           (Insert an age from 18 to 21).

               2.      X     Employees who have not completed    12
                     -----                                    ---------
                             (1-11, 12 or 24) consecutive months of service.

                     Note: Employers which permit Members to make pre-tax elective deferrals to the Plan (see VII.A.3.) may not elect a 24 month eligibility period.

               3.    _____ Employees  included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining between the Employer and Employee representatives.

               4.    _____ Employees who are nonresident  aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

               5.    _____ Employees included in the following job
                           classifications:

                           (a)   _____ Hourly Employees

                           (b)   _____ Salaried Employees

                           (c)   _____ Flex staff employees (i.e., any Employee
                                       who is not a regular full-time or
                                       part-time Employee).

                           (d)   _____ Short-term Employees ( i.e.; employees
                                       who are hired under a written agreement
                                       which precludes membership in the Plan
                                       and provides for a specific period of
                                       employment not in excess of one year).

               6.    _____ Employees of the following employers which are
                           aggregated under Section 414(b), 414(c) or 414(m) of the Code:

                           _____________________________________________________

                           _____________________________________________________

                           _____________________________________________________


          Note:If no entries are made above, all Employees shall be eligible to participate in the Plan on the later of: (i) the Effective Date or (ii) the first day of the calendar month or calendar quarter (as designated by the Employer in Section II.C.) coinciding with or immediately following the Employee's Date of Employment or, as applicable, Date of Reemployment.

          B. Such eligibility computation period established in Section V(A) above shall be applicable to (choose 1 or 2):

               1.     X   Both present and future Employees.
                    -----

               2.   _____ Future Employees only.

          C. Such Eligibility requirements established above shall be (choose 1 or 2):

               1.     X   Applied to the designated Employee group on and after
                    ----- the Effective Date of the Plan.

               2.   _____ Waived for the _____ consecutive month period
                          (may not exceed 12) beginning on the Effective Date of the Plan.

          D.   Service Crediting Method for Eligibility (Choose 1, 2 or 3):

               1.   _____ Not applicable. There is no service required for
                          eligibility.

               2.     X   Hour of service method (Choose a or b):
                    -----

                          (a)     X   The actual number of Hours of Employment.
                                -----

                          (b)   _____ 190 Hours of Employment for each month in
                                      which the Employee completes at least one hour of Employment.

               3.   _____ Elapsed time method.

          E.   Requirements to Commence Allocation of Employer Contributions.

               1. Employer Contributions shall be allocated to Members Accounts in accordance with Article III of the Plan, except that the following Members will not be entitled to Employer contributions (choose (a) or (b) and/or (c)):

                    (a)     X     No additional requirements apply.
                          -----   (The eligibility requirements under Section V
                                  above apply to Employer Contributions); or

                    (b)   _____   Members who have not attained age _____
                                  (Insert an age from 18-21); and/or

                    (c)   _____   Member's who have not completed _____
                                  (1-12) consecutive months of service.

          2. The requirement to commence allocation of Employer Contributions established in this Section E shall apply to all Employer Contributions provided under Section 3.4 of the Plan except:

               (a)  _____ Matching contributions

               (b)  _____ Basic contributions

               (c)  _____ Safe harbor CODA contributions

               (d)  _____ Supplemental contributions

               (e)  _____ Qualified non-elective contributions

               (f)  _____ Profit sharing contributions

               Note: If an Employer contribution type is selected in 2 above, Members will receive Employer contributions based upon the eligibility requirements under Section V above and the provisions of the Plan document for such Employer contribution type.

    VI.   Prior Employment Credit

          A.   Prior Employment Credit:

               _____ Employment with the following entity or entities shall be included for eligibility and vesting purposes:

               _________________________________________________________________

               _________________________________________________________________

               Note: If this Plan is a continuation of a Predecessor Plan, service under the Predecessor Plan shall be counted under this Plan.

   VII.   Contributions

          Note: Annual Member pre-tax elective deferrals, Employer matching contributions, Employer safe harbor CODA contributions, Employer basic contributions, Employer supplemental contributions, Employer profit sharing contributions and Employer qualified non-elective contributions, in the aggregate, may not exceed 15% of all Members' Salary (excluding from Salary Member pre-tax elective deferrals).

          A. Employee Contributions (fill in 1 and/or 6 if applicable; choose 2 or 3; 4 or 5):

               1.    X     The  maximum  amount  of  monthly  contributions  a
                   -----   Member may make to the Plan (both  pre-tax  deferrals
                           and  after-tax  contributions)  is 20% (1-20) of  the
                           Member's monthly Salary.           ---

               2.    X    (Choose a and/or b):
                   -----

                           (a)     X   A Member may make pre-tax elective
                                 ----- deferrals to the Plan, based on
                                       multiples of 1% of monthly Salary, or

                           (b)   _____ A Member may make pre-tax elective
                                       deferrals to the Plan based on a
                                       specified dollar amount.

               3.    _____ A Member may not make pre-tax elective deferrals to
                           the Plan.

               4.    _____ A Member may make after-tax contributions to the
                           Plan, based on multiples of 1% of monthly Salary.

               5.    _____ A Member may not make after-tax contributions to the
                           Plan.

               6.      X   An Employee may allocate a rollover contribution to
                     ----- the Plan prior to satisfying the Eligibility
                           requirements described above.

          B. A Member may change his or her contribution rate with respect to, if made available, pre-tax deferrals and after-tax contributions (choose 1, 2 or 3):

               1.      X   1 time per pay period.
                     -----

               2.    _____ 1 time per calendar month.

               3.    _____ 1 time per calendar quarter.

          C. Employer Matching Contributions (fill in 1 or 5 as applicable; and if you select 1, then choose 2, 3 or 4):

               1. The Employer matching contributions under 2, 3 or 4 below shall be based on the Member's contributions (both pre-tax deferrals and after-tax contributions) not in excess of 6%
                                                                             ---
                     (1-20 but not in excess of the percentage specified in A.1. above) of the Member's Salary.

               2.     X    The  Employer  shall  allocate  to each  contributing
                    -----  Member's Account  an  amount  equal  to 50%  (not  to
                                                                   ---
                           exceed 200%) of the Member's contributions (both pre-tax deferrals and after-tax contributions) for that month (as otherwise limited in accordance with C.1. above).

               3.    _____ The Employer shall allocate to each contributing
                           Member's Account an amount based on the Member's contributions (as otherwise limited in accordance with C.1. above) and determined in accordance with the following schedule:

                           Years of Employment                   Matching %
                           -------------------                   ----------
                            Less than 3                              50%
                            At least 3, but less than 5              75%
                            5 or more                               100%

               4.    _____ The Employer shall allocate to each contributing
                           Member's Account an amount based on the Member's contributions (as otherwise limited in accordance with C.1. above) and determined in accordance with the following schedule:

                           Years of Employment                   Matching %
                           -------------------                   ----------
                           Less than 3                               100%
                           At least 3, but less than 5               150%
                           5 or more                                 200%

               5.    _____ No Employer matching contributions will be made to
                           the Plan.

          D. Safe Harbor CODA Contributions (Actual Deferral Percentage Test Safe Harbor Contributions)(Complete 1 or 2 below, if applicable):

               1.    _____ The Employer shall make a safe harbor Basic Matching
                           Contribution to the Plan on behalf of each Member.

               2.    _____ In lieu of safe harbor Basic Matching  Contributions, the Employer will make the following contributions for the Plan Year (complete (a) and/or (b)):

                           (a)    _____ Enhanced Matching Contributions:

                           The Employer shall make Matching Contributions to the Account of each Member in an amount equal to the sum of:

                                  (i) the Member's 401(k) Deferrals that do not exceed _______ percent of the Member's Salary plus

                                  (ii) _______ Percent of the Member's 401(k)
                                       Deferrals that exceed _____ percent of
                                       the Member's Salary and that do not
                                       exceed _______ percent of the Member's
                                       Salary.

                           Note:     In the blank in (i) and the second blank in
                                     (ii),  insert a number that is 3 or greater
                                     but not greater  than 6. The first and last
                                     blanks in (ii) must be completed so that at
                                     any rate of 401(k) Deferrals,  the Matching
                                     Contribution  is  at  least  equal  to  the
                                     Matching  Contribution  receivable  if  the
                                     Employer   were   making   Basic   Matching
                                     Contributions, but the rate of match cannot
                                     increase   as   deferrals   increase.   For
                                     example, if "4" is inserted in the blank in
                                     (i), (ii) need not be completed.

                           (b)    _____ Safe Harbor Nonelective Contributions:

                The Employer will make a Safe Harbor Nonelective Contribution to the Account of each Member in an amount equal to 3 percent of the Member's Salary for the Plan Year, unless the Employer inserts a greater percentage here ____.

          E.   Employer Basic Contributions (choose 1 or 2):

               1.   _____ The Employer shall allocate an amount equal to _____%
                          (based on 1% increments not to exceed 15%) of Member's Salary for the month to (choose (a) or (b)):

                          (a)   _____ The Accounts of all Members

                          (b)   _____ The Accounts of all Members who were
                                      employed with the Employer on the last day of such month.

               2.     X   No Employer basic contributions will be made to the
                    ----- Plan.

          F.   Employer Supplemental Contributions:

               The Employer may make supplemental contributions for any Plan Year in accordance with Section 3.7 of the Plan.

          G.   Employer Profit Sharing Contributions (Choose 1, 2, 3, 4, or 5):

               1.      X   No Employer Profit Sharing Contributions will be
                     ----- made to the Plan.

               Non-Integrated Formula

               2.  _____  Profit  sharing  contributions  shall be  allocated to each Member's Account in the same ratio as each eligible Member's Salary during such Contribution Determination Period bears to the total of such Salary of all eligible Members.

               3.  _____   Profit  sharing  contributions  shall be allocated to
                           each eligible  Member's  Account in the same ratio as
                           each eligible  Member's Salary for the portion of the
                           Contribution  Determination  Period  during which the
                           Member    satisfied   the   Employer's    eligibility
                           requirement(s) bears to the total of such Salary of all eligible Members.

               Integrated Formula

               4.    _____ Profit sharing contributions shall be allocated to
                           each eligible Member's Account in a uniform percentage (specified by the Employer as _____%) of each Member's Salary during the Contribution Determination Period ("Base Contribution Percentage") for the Plan Year that includes such Contribution Determination Period , plus a uniform percentage (specified by the Employer as _____%, but not in excess of the lesser of (i) the Base Contribution Percentage and (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code
                           Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance) of each Member's Salary for the Contribution Determination Period in excess of the Social Security Taxable Wage Base ("Excess Salary") for the Plan Year that includes such Contribution Determination Period, in accordance with Article III of the Plan.

               5.    _____ Profit sharing contributions shall be allocated to
                           each eligible Member's Account in a uniform percentage (specified by the Employer as _____%) of each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), if any, plus a uniform percentage (specified by the Employer as _____%, but not in excess of the lesser of (i) the Base Contribution Percentage and (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code
                           Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance) of each Member's Excess Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) in accordance with Article III of the Plan.

          H.   Allocation of Employer Profit Sharing Contributions:

               In accordance with Section VII, G above, a Member shall be eligible to share in Employer Profit Sharing Contributions, if any, as follows (choose 1 or 2):

               1.   _____  A  Member  shall be  eligible  for an  allocation  of
                           Employer Profit Sharing Contributions for a Contribution Determination Period if he or she is eligible to participate in the Plan for the Contribution Determination Period to which the Profit Sharing Contributions relate.

               2.   _____  A  Member  shall be  eligible  for an  allocation  of
                           Employer Profit Sharing Contributions for a Contribution Determination Period only if he or she (choose (a), (b) or (c) whichever shall apply):

                           (a)  _____  is  employed  on  the  last  day  of  the
                                       Contribution   Determination  Period,  or
                                       retired,   died  or  became  totally  and
                                       permanently disabled prior to the last day of the Contribution Determination Period.

                           (b)  _____  completed  1,000 Hours of  Employment  if
                                       the Contribution  Determination Period is
                                       a  period  of 12  months  (250  Hours  of
                                       Employment     if    the     Contribution
                                       Determination  Period  is a  period  of 3
                                       months),  or  retired,   died  or  became
                                       totally and permanently disabled prior to
                                       the   last   day  of   the   Contribution
                                       Determination Period.

                           (c)  _____  is  employed  on  the  last  day  of  the
                                       Contribution Determination Period and, if
                                       such period is 12 months, completed 1,000
                                       Hours  of   Employment   (250   Hours  of
                                       Employment     if    the     Contribution
                                       Determination  Period  is a  period  of 3
                                       months),  or  retired,   died  or  became
                                       totally and permanently disabled prior to
                                       the   last   day  of   the   Contribution
                                       Determination Period.

          I. "Contribution Determination Period" for purposes of determining and allocating Employer profit sharing contributions means (choose 1,2, 3 or 4):

               1.    _____ The Plan Year.

               2.    _____ The Employer's Fiscal Year (defined as the Plan's
                           "limitation year") being the twelve (12) consecutive month period commencing ___________ (month/day) and ending _____________ (month/day).

               3.    _____ The three (3) consecutive month periods that comprise each of the Plan Year quarters.

               4.    _____ The three (3) consecutive month periods that comprise each of the Employer's Fiscal Year quarters. (Employer's Fiscal Year is the twelve (12) consecutive month period commencing ____________ (month/day) and ending __________ (month/day).)

          J.   Employer Qualified Nonelective Contributions:

               The Employer may make qualified nonelective contributions for any Plan Year in accordance with Section 3.9 of the Plan.

          K.   Top Heavy Contributions:

               If the Plan is determined to be Top Heavy and if Top Heavy Contributions will be made to the Plan, Top Heavy Contributions will be allocated to: (choose 1 or 2 below):

               1.    _____ Only Members who are Non-Key Employees.

               2.    _____ All Members.

VIII.     Investments

          The Employer hereby appoints Barclays Global Investors, N.A. to serve as Investment Manager under the Plan. The Employer hereby selects the following Investments to be made available under the Plan (choose whichever shall apply) and consents to the lending of securities by such funds to brokers and other borrowers. The Employer agrees and acknowledges that the selection of Investments made in this Section VIII is solely its responsibility, and no other person, including the Sponsor or Investment Manager, has any discretionary authority or control with respect to such selection process. The Employer hereby holds the Investment Manager harmless from, and indemnifies it against, any liability Investment Manager may incur with respect to such Investments so long as Investment Manager is not negligent and has not breached its fiduciary duties.

            1.    X    Money Market Fund
                -----
            2.    X    Stable Value Fund
                -----
            3.    X    Government Bond Fund
                -----
            4.    X    S&P 500 Stock Fund
                -----
            5.    X    S&P 500/Value Stock Fund
                -----
            6.    X    S&P 500/Growth Stock Fund
                -----
            7.    X    S&P MidCap Stock Fund
                -----
            8.    X    Russell 2000 Stock Fund
                -----
            9.    X    International Stock Fund
                -----
           10.    X    Asset Allocation Funds (3)
                -----
                  X    Income Plus
                -----
                  X    Growth & Income
                -----
                  X    Growth
                -----
          11.     X    Mt. Troy Bank Stock Fund (the "Employer Stock Fund")
                -----
          12.          Mt. Troy Bank Certificate of Deposit Fund
                -----
          13.          NASDAQ 100 Index Fund
                -----
          14.          Self-directed Brokerage Account
                -----

  IX.     Employer Securities

          A. If the Employer makes available an Employer Stock Fund pursuant to Section VIII of this Adoption Agreement, then voting and tender offer rights with respect to Employer Stock shall be delegated and exercised as follows (choose 1 or 2):

                1.           X    Each Member shall be entitled to direct the
                           -----  Plan Administrator as to the voting and tender
                                  or exchange offer rights involving Employer
                                  Stock held
                                      in such  Member's  Account,  and the  Plan
                                      Administrator  shall  follow  or cause the
                                      Trustee to follow  such  directions.  If a
                                      Member   fails   to   provide   the   Plan
                                      Administrator with directions as to voting or tender or exchange offer rights, the Plan Administrator shall exercise those rights as it determines in its discretion and shall direct the Trustee accordingly.

                2.   _____   The Plan Administrator  shall direct the Trustee as
                             to the voting of all Employer Stock and as to all rights in the event of a tender or exchange offer involving such Employer Stock.

     X.  Investment Direction

          A. Members shall be entitled to designate what percentage of employee contributions and employer contributions made on their behalf will be invested in the various Investment funds offered by the Employer as specified in Section VIII of this Adoption Agreement except:1.The following portions of a Member's Account will be invested at the employer's direction (choose whichever shall apply):

                    a)   _____   Employer Profit Sharing Contributions

                                 Shall be invested in:

                                 _____ Employer Stock Fund.

                                 _____ Employer Certificate of Deposit Fund.

                                 _____ Any Investment Fund or Funds offered by
                                       the Employer.

                   (b)   _____   Employer Matching Contributions

                                 Shall be Invested in:

                                 _____  Employer Stock Fund.

                                 _____  Employer Certificate of Deposit Fund.

                                 _____ Any Investment Fund or Funds offered by the Employer.

                     (c) _____   Employer Basic Contribution

                                 Shall be invested in:

                                 _____  Employer Stock Fund

                                 _____  Employer Certificate of Deposit Fund

                                 _____ Any Investment Fund or Funds offered by the Employer

                     (d) _____    Employer Supplemental Contributions

                                  Shall be invested in:

                                  _____ Employer Stock Fund

                                  _____ Employer Certificate of Deposit Fund

                                  _____ Any Investment Fund or Funds offered by
                                        the Employer

                     (e) _____    Employer Qualified Nonelective Contributions

                                  Shall be invested in:

                                  _____ Employer Stock Fund

                                  _____ Employer Certificate of Deposit Fund

                                  _____ Any Investment Fund or Funds offered by
                                        the Employer

                     (f)   _____  Employer Safe Harbor CODA Contributions under
                                  Section 3.14 of the Plan

                                  Shall be invested in:

                                  _____ Employer Stock Fund

                                  _____ Employer Certificate of Deposit Fund

                                  _____ Any Investment Fund or Funds offered by
                                        the Employer

               2.    _____ Amounts invested at the Employer's direction may not be transferred by the Member to any other Investment Fund.

               3.    _____ Notwithstanding this election in 2, a Member may
                           transfer such amounts to any other Investment Fund upon (choose whichever may apply):

                           (a)  _____ the attainment of age _____ (insert 45 or
                                      greater)

                           (b)  _____ the completion of _____ (insert 10 or
                                      greater) Years of Employment

                           (c)  _____ the attainment of age plus Years of
                                      Employment equal to _____ (insert 55 or
                                      greater)

          B. A Member may change his or her investment direction (choose 1,2, or 3):

               1.      X   1 time per business day.
                     -----

               2.    _____ 1 time per calendar month.

               3.    _____ 1 time per calendar quarter.

          C. If a Member or Beneficiary (or the Employer, if applicable) fails to make an effective investment direction, the Member's contributions and Employer contributions made on the Member's behalf shall be invested in ___________________(insert one of the Investment Funds selected in Section VIII of this Adoption Agreement).

  XI.     Vesting Schedules

          A.   (Choose 1, 2, 3, 4, 5, 6 or 7)


                          Schedule              Years of Employment    Vested %
                          --------              -------------------    --------

                1.      X   Immediate           Upon Enrollment          100%
                      -----

                2.    _____ 2-6 Year Graded     Less than 2                0%

                                                 2 but less than 3           20%
                                                 3 but less than 4           40%
                                                 4 but less than 5           60%
                                                 5 but less than 6           80%
                                                 6 or more                  100%

                3.    _____ 5-Year Cliff         Less than 5                  0%
                                                 5 or more                  100%

                4.    _____ 3-Year Cliff         Less than 3                  0%
                                                 3 or more                  100%

                5.    _____ 4-Year Graded        Less than 1                  0%
                                                 1 but less than 2           25%
                                                 2 but less than 3           50%
                                                 3 but less than 4           75%
                                                 4 or more                  100%

                6.    _____ 3-7 Year Graded      Less than 3                  0%
                                                 3 but less than 4           20%
                                                 4 but less than 5           40%
                                                 5 but less than 6           60%
                                                 6 but less than 7           80%
                                                 7 or more                  100%

               7.     _____ Other                Less than _____              0%
                                                 _____ but less than _____     %
                                                 _____ but less than _____     %
                                                 _____ but less than _____     %
                                                 _____ but less than _____     %
                                                 _____ or more  100%

          B. With respect to the schedules listed above, the Employer elects (choose 1, 2, 3, 4 and/or 5):

               1.    Schedule    1   solely with respect to Employer matching
                               -----
                     contributions.

               2. Schedule _____ solely with respect to Employer basic contributions.

               3. Schedule _____ solely with respect to Employer supplemental contributions.

               4. Schedule _____ solely with respect to Employer profit sharing contributions.

               5.    Schedule  _____ with respect to all Employer contributions.

               NOTE: Notwithstanding any election by the Employer to the contrary, each Member shall acquire a 100% vested interest in his Account attributable to all Employer contributions made to the Plan upon the earlier of (i) attainment of Normal Retirement Age,
               (ii) approval for disability or (iii) death. In addition, a Member shall at all times have a 100% vested interest in the Employer Qualified Non-Elective Contributions, if any; Safe Harbor CODA contributions, if any; and in the pre-tax elective deferrals and nondeductible after-tax Member Contributions. Also, if a Plan is determined to be Top Heavy, a different vesting schedule, other than the schedule elected above, may apply.

          C.   Years of Employment Excluded for Vesting Purposes

               The following Years of Employment shall be disregarded for vesting purposes (choose whichever shall apply):

               1.    _____ Years of Employment during any period in which
                           neither the Plan nor any predecessor plan was maintained by the Employer.

               2.    _____ Years of Employment of a Member prior to attaining
                           age 18.

          D.   Service Crediting Method for Vesting (Choose 1, 2, or 3):

               1.      X   Not Applicable.  Plan provides 100% vesting for all
                     ----- contributions.

               2.    _____ Hour of service method (if elected, Years of Service will be substituted for Years of Employment for purposes of this Section XI) (Choose a or b):

                           (a)   _____ The actual number of Hours of Employment.

                           (b)   _____ 190 Hours of Employment for each month in
                                       which the Employee completes at least one
                                       Hour of Employment.

               3.    _____ Elapsed time method.

 XII.     Withdrawal Provisions

          A. The following portions of a Member's Account will be eligible for in-service withdrawals, subject to the provisions of Article VII of the Plan (choose whichever shall apply):

               1.    _____  Employee after-tax contributions and the earnings
                            thereon.

                            In-service withdrawals permitted only in the event of (choose whichever shall apply):

                           (a)    _____ Hardship.

                           (b)    _____ Attainment of age 59 1/2.

               2.      X   Employee pre-tax elective deferrals and the earnings
                     -----  thereon.

                     Note: In-service withdrawals of all employee pre-tax elective deferrals and earnings thereon as of December 31, 1988 are permitted only in the event of hardship or attainment of age 59 1/2. In-service withdrawals of earnings after December 31, 1988 are permitted only in the event of attainment of age 59 1/2.

               3.      X   Employee rollover contributions and the earnings
                     ----- thereon.

                           In-service withdrawals permitted only in the event of (choose whichever shall apply):

                           (a)      X   Hardship.
                                  -----

                           (b)      X   Attainment of age 59 1/2.
                                  -----

               4.     X   Employer matching contributions and the earnings
                    ----- thereon.

                           In-service withdrawals permitted only in the event of (choose whichever shall apply):

                           (a)      X   Hardship.
                                  -----
                           (b)      X   Attainment of age 59 1/2.
                                  -----

               5.   _____ Employer basic contributions and the earnings thereon.

                           In-service withdrawals permitted only in the event of (choose whichever shall apply):

                           (a)    _____ Hardship.

                           (b)    _____ Attainment of age 59 1/2.

                6.   _____ Employer supplemental contributions and the earnings thereon.

                           In-service withdrawals permitted only in the event of (choose whichever shall apply):

                           (a)    _____ Hardship.

                           (b)    _____ Attainment of age 59 1/2.

                7.   _____ Employer profit sharing contributions and the
                           earnings thereon.

                           In-service withdrawals permitted only in the event of (choose whichever shall apply):

                           (a)    _____ Hardship.

                           (b)    _____ Attainment of age 59 1/2.

                 8.  _____ Employer qualified nonelective contributions and earnings thereon.

                    Note:In-service   withdrawals  of  all  employer   qualified
                    nonelective contributions and earnings thereon are permitted only in the event of attainment of age 59 1/2.

                 9.  _____ Employer safe harbor CODA contributions and earnings thereon.

                    Note:In-service withdrawals of employer safe harbor CODA contributions and earnings thereon are permitted only in the event of attainment of age 59 1/2.

               10.   _____ No in-service withdrawals shall be allowed.

          B.   Notwithstanding  any  elections  made  in  Subsection  A of  this
               Section XII above, the following portions of a Member's Account shall be excluded from eligibility for in-service withdrawals (choose whichever shall apply):

               1.    _____ Employer contributions, and the earnings thereon,
                           credited to the Employer Stock Fund.

               2.   _____  Employer contributions, and the earnings thereon,
                           credited to the Employer Certificate of Deposit Fund.

               3.   _____  All contributions and deferrals, and the earnings
                           thereon, credited to the Employer Stock Fund.

               4.   _____  All contributions and deferrals, and the earnings
                           thereon, credited to the Employer Certificate of Deposit Fund.

               5.   _____  Other: ______________________________________________

               Note:  A  Member's  Account  will  be  available  for  in-service
               withdrawals  upon  attaining  age  70  1/2   notwithstanding  any
               provisions of this Section XII to the contrary.

XIII.     Distribution Option (choose whichever shall apply)

          1.     X   Lump Sum and partial lump sum payments only.
               -----

          2.   _____ Lump Sum and partial lump sum payments plus one or more of the following (choose (a) and/or (b)):

                     (a)   _____ Installment payments.

                     (b)   _____ Annuity payments.

          3.   _____ Distributions in kind of Employer Stock.

 XIV.     Loan Program (choose 1, 2, 3 or 4, if applicable)

          1.   _____  No loans will be permitted from the Plan.


          2.     X    Loans will be permitted from the Member's Account.
               -----

          3.   _____  Loans will be permitted from the Member's Account,
                      excluding (choose whichever shall apply):

                        (1)    _____ Employer Profit sharing contributions and
                                     the earnings thereon.

                        (2)    _____ Employer matching contributions and the
                                     earnings thereon.

                        (3)    _____ Employer basic contributions and the
                                     earnings thereon.

                        (4)    _____ Employer supplemental contributions and the
                                     earnings thereon.

                        (5)    _____ Employee after-tax contributions and the
'                                    earnings thereon.

                        (6)    _____ Employee pre-tax elective deferrals and the
                                     earnings thereon.

                        (7)    _____ Employee rollover contributions and the
                                     earnings thereon.

                        (8)    _____ Employer qualified nonelective
                                     contributions and the earnings thereon.

                        (9)    _____ Employer safe harbor CODA contributions and
                                     the earnings thereon.

                      (10)     _____ Any amounts to the extent invested in the
                                     Employer Stock Fund.

                      (11)     _____ Any amounts to the extent invested in the
                                     Employer Certificate of Deposit Fund.

               4.   _____  Loans  will  only  be  permitted  from  the  Member's
                           Account  in  the  case  of  hardship   or   financial
                           necessity as defined under Section 8.1 of the Plan.

  XV.     Additional Information

          If additional space is needed to select or describe an elective feature of the Plan, the Employer should attach additional pages and use the following format:

          The following is hereby made a part of Section --- of the Adoption Agreement and is thus incorporated into and made a part of the [Plan Name]


          Signature of Employer's Authorized Representative ____________________


          Signature of Trustee  _________________________________


          Supplementary Page _____ of [total number of pages].

 XVI.     Plan Administrator

          The Named Plan Administrator under the Plan shall be the (choose 1, 2, 3 or 4):

          Note: Pentegra Services, Inc. may not be appointed Plan Administrator.

          1.  _____ Employer

          2.  _____ Employer's Board of Directors

          3.    X   Plan's Administrative Committee
              -----

          4.  _____ Other (if chosen, then provide the following information)

                      Name:     ________________________________________________

                      Address:  ________________________________________________

                      Tel No:   ________________________________________________

                      Contact:  ________________________________________________


          Note:If no Named Plan Administrator is designated above, the Employer shall be deemed the Named Plan Administrator.

 XVII.    Trustee

          The Employer hereby appoints The Bank of New York to serve as Trustee for all Investment Funds under the Plan except the Employer Stock Fund.

          The Employer hereby appoints the following person(s) or entity to serve as Trustee under the Plan for the Employer Stock Fund.*

          Name:  _______________________________________________________________

          Address: _____________________________________________________________

          Telephone No: _____________________  Contact: ________________________



                   _____________________________________________________________
                                          Signature of Trustee
                   (Required only if the Employer is serving as its own Trustee)


          * Subject to approval by The Bank of New York, if The Bank of New York is appointed as Trustee for the Employer Stock Fund.

          The Employer hereby appoints The Bank of New York to serve as Custodian under the Plan for the Employer Stock Fund in the event The Bank of New York does not serve as Trustee for such Fund.

                         EXECUTION OF ADOPTION AGREEMENT

By execution of this Adoption Agreement by a duly authorized representative of the Employer, the Employer acknowledges that it has established or, as the case may be, amended a tax-qualified retirement plan into the Mt. Troy Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The Employer hereby represents and agrees that it will assume full fiduciary responsibility for the operation of the Plan and for complying with all duties and requirements imposed under applicable law, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. In addition, the Employer represents and agrees that it will accept full responsibility for complying with any applicable requirements of federal or state securities law as such laws may apply to the Plan and to any investments thereunder. The Employer further acknowledges that any opinion letter issued with respect to the Adoption Agreement and the Employees' Savings and Profit Sharing Plan - Basic Plan Document by the Internal Revenue Service ("IRS") to Pentegra Services, Inc., as sponsor of the Employees' Savings & Profit Sharing Plan, does not constitute a ruling or a determination with respect to the tax-qualified status of the Plan as adopted by the Employer. Further, the adopting Employer may not rely on an opinion letter issued by the National Office of the IRS as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the Employer must apply to Employee Plans Determinations of the Internal Revenue Service Key District Office for a determination letter.


The  failure  to  properly  complete  the  Adoption   Agreement  may  result  in
disqualification of the Plan and Trust evidenced thereby.

The Sponsor will inform the Employer of any amendments to the Plan or of the discontinuance or abandonment of the Plan by the Sponsor.

Any inquiries regarding the adoption of the Plan should be directed to the Sponsor as follows:

                          Pentegra Services, Inc.
                          108 Corporate Park Drive
                          White Plains, New York 10604
                          (914) 694-1300


IN WITNESS  WHEREOF,  the  Employer  has caused this  Adoption  Agreement  to be
executed   by   its   duly   authorized   officer   this   __________   day   of
___________________, 20____.


                            Mt. Troy Bank


                            By:
                                     -------------------------------------------

                            Name:
                                     -------------------------------------------

                            Title:
                                     -------------------------------------------